KEY BANK logo

MANAGEMENT’S ASSERTION ON
COMPLIANCE WITH REGULATION AB CRITERIA

KeyCorp Real Estate Capital Markets, Inc. (the “Asserting Party”) is responsible for assessing compliance for the transactions listed on Attachment A for the period January 1, 2008 through December 31, 2008 (the “Reporting Period”), with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the “CFR”), except for the criteria set forth in Sections 229.1122(d)(3)(i) – (iv) which the Asserting Party has concluded are not applicable to the servicing of the transactions listed on Attachment A, backed by commercial mortgage loans and serviced by the Asserting Party (the “Applicable Servicing Criteria”).

The Asserting Party has assessed compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the transactions listed on Attachment A backed by commercial mortgages serviced by the Asserting Party.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assertion.

KeyCorp Real Estate Capital Markets, Inc.

By:	/s/ Bryan Nitcher	/s/ Tony Nemec
	Bryan Nitcher	Tony Nemec
	Senior Vice President	Senior Vice President

	/s/ Clark Rogers	/s/ Diane Haislip
	Clark Rogers	Diane Haislip
	Senior Vice President	Senior Vice President

Date:	February 20, 2009

911 Main Street, Suite 1500 ● Kansas City, MO 64105
Toll Free (888) 979-1200 ● Direct (816) 221-8800 ● www.keybank.com

KeyCorp Real Estate Capital Markets, Inc.
Management’s Assertion of Compliance with Regulation AB Criteria
For the period of January 1 through December 31, 2008
Attachment A

Commercial Mortgage Pass Through Certificates
Name	CSFB 2003-CK2	LBUBS 2007 C2
AMRS-RM1	CSFB 2006 OMA	LBUBS 2007-C6
ASC 1997-D5	CSFBCM 2003-C4	LBUBS 2007-C7
BACM 2000-2	CSFBCM 2003-C5	Lehman LLF 2007 C5
BACM 2003-2	CSFBCM 2004-C1	Maiden Lane 2008-1
BACM 2005-3	CSFBCM 2004-C2	MCFI 1998-MC2
BACM 2005-5	CSFBMSC 2004-C5	MLCFC 2006-2
BACM 2006-1	CSFBMSC 2004-C3	MLCFC 2007-5
BACM 2008-1	CSFBMSC 2004-C4	MLCFC 2007-6
BALL 2005-MIB1	CSFBMSC 2005-C2	MLCFC 2007-8
BALL 2007 BMB1	CSFBMSC 2005-C4	MLCFC 2007-9
BOA 2001-1	CSFBMSC 2005-C6	MLFT 2006-1
BOA 2001-PB1	CSFBMSC 2006-C1	MLMI 1999-C1
BOA 2002-2	CSMC 2008-C1	MLMT 2003-KEY1
BOA 2002-PB2	CSMSC 2006 C5	MLMT 2004 MKB1
BOA 2003-1	CSMSC 2006-C4	MLMT 2004-KEY2
BS 1998-C1	CSMSC 2006-TFL1	MLMT 2005 CKI1
BS 1999-C1	CSMSC 2007 C2	MLMT 2005 MKB2
BS 2002-TOP8	CSMSC 2007 C3	MLMT 2007 C1
CD 2007 CD5	CSMSC 2007 C4	MLMT 2008 C1
CGCMT 2007-FL3	CSMSC 2007 C5	MSC 1999-CAM1
CHASE 1997-C2	DLJ 1997-CF2	MSC 2007 IQ16
CHASE 1998-1	DLJ 1998-CF1	MSCI 1998 WF2
COMM 1999-C1	DLJ 1998-CF2	MSCI 1999 WF1
COMM 1999-C1	DLJ 2000-CKP1	MSCI 2008 TOP29
COMM 2000-C1	DMARC 1998-C1	MSDWCI 2002-IQ2
COMM 2000-C1 CROWN	Exmoor 2008-1	MSDWCI 2002-IQ3
COMM 2000-C1 CRYSTAL	FULBBA 1998-C2	NB FNMA 1995 M2
COMM 2000-C1 INT CAP	GE 2003-C2	NB FNMA 1996-M5
COMM 2007 FL14	GECCMC 2002-3	NL 1999-1
COMM 2007-C9	GECCMC 2003-C1	NL 1999-2
CRIIMI 1998-1	GECMC 2007-C1	NL 1999-SL
CS 2006 TFL2	GFT 1998-1 DFLT INT	PMAC 1999-C1
CS 2006 TFL2 NonPool	GFT 1998-1 LC	PSSFC 1998 C-1
CS 2006 TFL2 SAVA	GFT 1998-1 POST INT	PSSFC 1999 C-2
CS 2007 TFL1	GFT 1998-1 PRE INT	PSSFC 1999 NRF-1
CS 2007 TFL2	GFT 1998-C1	SBMS 2000-C2
CSFB 1998-C1	GS 2001-LIB	SBMS 2000-NL1
CSFB 2001-CK1	GS 2007 GG11	SBMS 2002-Key2
CSFB 2001-CK3	JPM 2000-C9	WBCMT 2007 C30
CSFB 2001-CK6	JPM 2007 CIBC20
CSFB 2001-CKN5	JPMCC 2005-LDP4
CSFB 2001-FL2	KEY 2000-C1
CSFB 2002-CKN2	LBCMT 2007 C3
CSFB 2002-CKP1	LBCMT 98-C1
CSFB 2002-CKS4	LBUBS 2000-C4
CSFB 2002-CP3	LBUBS 2006 C7
CSFB 2003-C3	LBUBS 2007 C1

Classification: KeyCorp Public
K:\NRF01\COMPLIANCE TEAM\Intranet Contents\Key\Audits & Site Visits\ERNST & YOUNG\2008\RegAB\RegAB Servicing Agreements\Attachment A

KeyCorp Real Estate Capital Markets, Inc.
Management’s Assertion of Compliance with Regulation AB Criteria
For the period of January 1 through December 31, 2008
Attachment A

Conduit	Agency	Third Party
Name	Name	Name
Barclays Fixed	FHLMC - Credit Facility	Allstate Life Ins Co
Barclays Floaters	FHLMC - Others	Anchor Bank
BEAR STEARNS FUNDING INC	Ginnie Mae	Arbor Realty Trust Inc
BS WH CAP TRUST INC	GINNIE MAE - USDA	Ashford Hospitality
CBA Mezz Cap	USDA	AStar
CBRE REALTY FINANCE		Banco Inbusa, SA
Citigroup WH Fixed	Life/Pension	Bank Leumi USA
Citigroup WH Floaters	Name	Bayerische Landesbank
COLUMN LARGE WH	Colorado County	Blackrock Financial Mgmt
Credit Suisse HC Floaters	Country Life	Blackstone Special Funding
CS HealthCare Fixed	Country Life CTL	Brascan Structured Notes
CSFB INT WH	Hartford Acc and Ind Co	BREF One LLC
CSFB Interim	Hartford Casualty Ins Co	BREF One LLC Series A
DBS WH	Hartford Fire Ins Co	Brookdale Funding Co Inc
DEUTSCHE LOC	Hartford Illinois	Cadim Note, Inc.
First Union	Hartford L&A	Capital Trust Inc
GACC WH	Hartford Life	Capmark Bank
ING Clarion Debt Fund	Hartford Life Ann Ins Co	Carbon Capital II CDO 05-1
LEHMAN WH DH	John Hancock	Carbon Capital II-B LLC
LEHMAN WH SOV BK	PPM America	Centennial Bank
Merrill Lynch	RGA LDM	Central Pacific Bank
Merrill Lynch ML	RGA RE	CFG Mezz Loan Acq Co
ORIX WH	RGA Security Life of Denve	Chase Manhattan Bank
ORIX WH CHICAGO	RGA Timberlake	CIBC Inc.
	SA06	CIM 9901 La Cienega LP
CDO	SA45	CitiGroup Global
Name		CMAC
Highland Park CDO I	Small CMD	Columbia Pacific Mgmt
HMI I-CRE CDO 2007-1	Name	Columbian Life
	Bank of Internet USA	Concord Real Estate CDO 06
Agency	KEY 2007-SL1	Credit Suisse Intl
Name		Cudd and CO
Fannie Mae	Fund	Cypress Real Estate Adv
Fannie Mae Negotiated Sold	Name	DB Swirn
FNMA - Aggregation	HMI Fund	Deka
FNMA - Cash DUS		Dekanbank Deutsche Girozen
FNMA - Direct Bond	Third Party	Deutsche Genossenschafts
FNMA - DMBS	Name	Deutsche Genossenschafts H
FNMA - DUS	111 Debt Acquistion MZ DAL	Deutsche Hypothekenbank
FNMA - DUS ARM	Aareal	DLJ Real Estate Capital
FNMA - MBS	Admiral Insurance Company	Dusseldorfer Hypotheken
FNMA - MBS A/360	Aegon	Eastern Development
FNMA - MBS/DUS 1	AIB Debt Management Ltd	Emigrant Realty Finance
FNMA - MBS/DUS 2	AIDEA	Esquire Mezzanine Finance
FNMA - Negotiated MBS	AIG	Fidelity
FNMA - Struct. Cash Facil.	Albany Local Develop Corp	First Federal SB of IA
GNMA I	Allied Irish	Five Mile Capital

Classification: KeyCorp Public
K:\NRF01\COMPLIANCE TEAM\Intranet Contents\Key\Audits & Site Visits\ERNST & YOUNG\2008\RegAB\RegAB Servicing Agreements\Attachment A

KeyCorp Real Estate Capital Markets, Inc.
Management’s Assertion of Compliance with Regulation AB Criteria
For the period of January 1 through December 31, 2008
Attachment A

Third Party	Third Party	Third Party
Name	Name	Name
Five Mile Capital DAL	LRP Landesbank DAL	Styx Partners, LP
Fortress Credit	LRP Landesbank Rheinland	Teachers
GACC-Spring Asset Fnd CDO	Maguire Properties, LP	Teachers Ins and Ann Assoc
GE Capital Corp	Marathon Structured Financ	Times Square PT Third Mezz
Genworth	Merrill Lynch Mtge Lending	TRT Lending LLC
Genworth Life DAL	MetLife	U.S. Bank Trust National
Gerlach & CO	Midland for CCSFER and PC	UBS
Gerlach & CO	MONY Realty Capital, Inc	VNO T-Hotel Loan, LLC
Gerlach & CO	Morgan Stanley Mtge Corp	Vornado Realty Trust
GIC Real Estate	MRC Mortgage Inv Trust	Wachovia Bank NA
Goldenbridge Acq Holdings	Munchener Hypothekenbank	Washington Holdings
Goldman Sachs Mtg Co	New York Life Ins Co	Washington Mutual Bank
GRSCD	Newcastle CDO IV, Ltd	Wells Fargo Bank
GS Strategic Inv Japan	Newcastle CDO IX 1	Westdeutsche Immobiliebank
GSREA LLC	NexBank	WestLB AG
GSRE-BS II, Ltd	NIC BR LLC	WHG Loan Investors LLC
GSRE-CS	NIC CRA, LLC	Winthrop
G-Star 2005-5 Ltd GTSJ	Norddeutsche Landesbank	Woodward Capital
Guggenheim	NY Credit Funding I Inc	WP Carey & Co
Guggenheim 2005-2	NYLIM Real Estate Mezz	Zions First National Bank
H2 Credit Partners Master	ONEX Real Estate
H2 Real Estate CDO 06-1	ORIX Capital Markets LLC
Highland Capital Mgmt LP	Pacific Life Insurance Co
HIMCO	Park National Bank
Hypo	PB Capital
IFTCO	Petra
ING Life Insurance Annuity	Principal Life Ins Co
ING Real Estate Finance	Prosper Bank
ING Real Estate Finance	Prudential Ins Co of Amer
Investcorp International	Quadra Realty Inc.
IStar Asset Services	Quadrant Strategy REIT
Jackson National Life Ins	Rait Partnership LP
JER Investors Trust	RCC Real Estate SPE 2
JER US Debt Finance Co CS	Redwood Capital
John Hancock Mutual Life	Resource Real Est CDO 2007
JP Morgan Chase Bank	SAAR Landesbank
KBS Debt Holdings LLC	Sandelman
Landesbank Baden Wurttembe	Savanna Fund
Landesbank Baden-Wurttem	Shorenstein Realty Inv Nin
Landesbank Hessen	SL Green KC
Landesbank Sachsen Girozen	Sorin Master Fund, Inc
LaSalle Bank Nat Assoc	Sorin Master Fund, LTD
LBCMT 2007 C3 NonTrust	Sorin Real Estate CDO I
LBUBS 07C1 Non-Trust	Sorin Real Estate CDO IV
Lehman LLF 2007 C5 NonTrus	SRI Nine Debt Holdings LLC
LEM Funding	State of Wash Investment
Lennar	Storms & Co

Classification: KeyCorp Public
K:\NRF01\COMPLIANCE TEAM\Intranet Contents\Key\Audits & Site Visits\ERNST & YOUNG\2008\RegAB\RegAB Servicing Agreements\Attachment A